AMENDMENT NO. 1 TO
                               BAY AREA BANCSHARES
                             1993 STOCK OPTION PLAN


This Amendment No. 1 to the Bay Area Bancshares 1993 Stock Option Plan ("Plan") is adopted by the Board of Directors of Bay Area Bancshares ("Corporation") with reference to the following:
                                    RECITALS:
         A. The  Board of  Directors  of the  Corporation  desires  to amend the Plan to increase the number of shares for which options may be granted, subject to the approval of the shareholders of the Corporation;
         B. The Board of Directors also desires to amend the Plan to provide that options may be exercised by the delivery of a note of the optionee for some or all of the exercise price; and
         C.
         THEREFORE, the Plan is hereby amended as follows:
         1. Section 2 of the Plan is hereby amended in full to read as follows:
"2.      STOCK SUBJECT TO OPTION
         "Subject to adjustment as provided in Section 6(g) hereof, options under the Plan may be granted to participants by the Corporation from time to time to purchase an aggregate of Seven Hundred Fifty Thousand (750,000) shares; provided, however, that at no time shall the total number of shares issuable upon exercise of all outstanding options, plus the total number of shares provided for under any compensation plan of the Corporation pursuant to which shares of stock may be issued to participants, exceed 30% of the then outstanding shares of the Corporation. For purposes of calculating the aggregate number of shares of Common Stock which may be issued under the Plan:
         "(a) Shares of Common Stock applicable to the unexercised portions of options which have terminated or expired may again be made subject to options under the Plan, if at such time options may still be granted under the Plan; and
         "(b) All the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted upon exercise of an option, even if shares of Common Stock are delivered to the Corporation as payment for the exercise."
         2. Subsection 6(d) of the Plan is hereby amended in full to read as follows:
         "(d)  Manner of  Exercise.  To the  extent  that the right to purchase shares has accrued hereunder,
options may be exercised from time to time by written notice to the Corporation stating the number of shares with respect to which the option is being exercised, and the time of the delivery thereof, which shall not be less than fifteen (15) days and not more than thirty (30) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. Shares of Common Stock purchased under options shall, at the time of the notice specifying the date of delivery, be paid for in full, with cash or Common Stock that is owned by the optionee, or by delivery of the optionee's note in the form of Exhibit A and the Stock Pledge Agreement in the form of Exhibit B to this Amendment No. 1 to the Plan. To the extent payment is being made with cash, the optionee shall deliver a certified or official bank check or the equivalent thereof acceptable to the Corporation. If shares of Common Stock are tendered as payment, such shares shall be valued at their fair market value, as determined by the Corporation, on the date of the notice given to the Corporation by the optionee with respect to such exercise. At the time specified in the notice for delivery of the certificate, the Corporation shall, without transfer or issue tax to the optionee (or other person entitled to exercise the option), deliver to the optionee (or other person entitled to exercise the option) at the principal office of the Corporation, or such other place as shall be mutually acceptable, a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by the Corporation for such period as may be required for it with reasonable diligence to comply with any requirements of law. If the optionee (or other person entitled to exercise the option) fails to pay for all or any part of the number of shares specified in such notice or fails to accept delivery of such shares upon tender of delivery thereof, the right to exercise the option with respect to such undelivered shares may be terminated. The Board may require that a partial exercise of options be for no less than a stated minimum of shares."
         3. Subsection 6(f) of the Plan is hereby amended by adding the following paragraph (5) to the end of the subsection:
                  "(5) Notwithstanding the foregoing, if the employment of an optionee who is an officer or the service of an optionee who is a director or consultant is "Terminated or Modified", as defined below, as a result of and within 24 months of a Change of Control, as defined below, and if any option held by that optionee is not fully vested at the time of such Termination or Modification, the remaining installments may vest immediately upon such Termination or Modification, if that is provided in the agreement representing such option. For purposes of this paragraph, "Terminated or Modified" is defined as a change in the optionee's employment terms that results in a reduction of economic benefits to the optionee from the Corporation, including but not limited to a reduction in compensation, and "Change of Control" is defined as a merger, acquisition or change of control that requires notice to or approval of State or Federal banking regulators."
         4.    Subsection 6(g) of the Plan is hereby amended to read as follows:
         "(g)   Adjustments or Changes in Stock; Change in Control
                  "(1) In the event that the outstanding shares of common stock of the Corporation are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, dividend payable in common stock, or acquisition, or any similar transaction, in which the Corporation receives no additional consideration other than shares or other securities, appropriate adjustment shall be made by the Board under the Plan in the number and kind of shares for the purchase of which options may granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that any participant's proportionate interest in the Corporation by reason of rights under unexercised portions of such option shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment, if necessary, in the option price per share.
                  "(2) In the event of a dissolution or liquidation of the Corporation, a merger, consolidation, acquisition, or other reorganization involving the Corporation or a principal subsidiary, in which the Corporation or such principal subsidiary is not the surviving or resulting corporation, or a sale by the Corporation or by a principal subsidiary of all or substantially all of its assets, the Board shall cause the termination of all options outstanding hereunder as of the effective date of such transaction, provided, however, that advance notice of the expected effective date of such transaction shall be given to each optionee, to the extent practicable, and each optionee shall have the right to exercise his or her option until the date of such termination as to all or any part of the shares as to which such option is at that time exercisable. In any event, the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender options to purchase its shares on its terms and conditions.
                  "(3) The agreements for option granted to officers, directors and consultants may provide that the vesting of those options will accelerate in the event such option is terminated under paragraph (2) immediately above. Such acceleration shall be effective from the date of the advance notice to optionees of the expected effective date of the transaction until the date the option terminates."
         5. Except as amended herein, the Plan shall remain in full force and effect.